                                                                   EXHIBIT 10.06

                        CALIBER LEARNING NETWORK, INC.

                         PROGRAM DEVELOPMENT AGREEMENT


     THIS PROGRAM DEVELOPMENT AGREEMENT ("Agreement") is dated as of this 2nd day of February, 1998 (the "Effective Date") and is by and between CALIBER LEARNING NETWORK, INC. ("Caliber"), a Maryland corporation, with its principal place of business at 1000 Lancaster Street, Baltimore, Maryland 21202, and MACMILLAN COMPUTER PUBLISHING USA ("MCP"), a division of Simon & Schuster, Inc., with its principal place of business at 210 West 103rd Street, Indianapolis, IN 46290.

                                   RECITALS:

     1. MCP is a publishing firm and provider of educational products to the computer industry principally through its Que, SAMS, New Riders and Waite Group Press imprints.

     2. Caliber is developing a network of nationwide facilities and a distance learning infrastructure that will enable it to provide educational, training and other distance learning services.

     3. Caliber and MCP desire to jointly develop and distribute training courses for distribution in a distance learning format.

                             TERMS AND CONDITIONS

     In consideration of the mutual covenants and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Caliber and MCP agree as follows:

     1.   TERM AND RENEWAL.
          ----------------

          1.1 This Agreement commences with the Effective Date and will continue for three (3) years from the Effective Date (the "Expiration Date"), unless terminated earlier as provided in Section 7 ("Termination").

     2.   PREFERRED PARTNER.
          ------------------

          2.1  In consideration of the minimum commitments set forth in section
6.2 and so long as MCP complies in all material respects with all the terms and conditions of this

Agreement, Caliber will consider MCP a Preferred Partner and shall not /*/. MCP's IT training business shall mean those IT training courses developed by MCP for delivery in Caliber Learning Centers.


     3.   DEVELOPMENT, MARKETING, AND SELLING OF COURSES.
          -----------------------------------------------

          3.1  Content: Subject to the terms and conditions of this Agreement,
               -------
MCP will develop computer training Courses (hereinafter "Courses") consisting of the following two components: (i) an instructor-led training (ILT) module offering MCP content to be delivered via The Caliber Learning Network; and (ii) and web-based module offering MCP content deemed necessary to support the ILT module. Each ILT module will consist of two sessions, one session per day, with each session ranging in length from two (2) hours up to seven (7). A list of the Initial Courses is provided in Attachment A attached hereto and may be modified (i.e. rescheduled, added, or deleted) by MCP within thirty (30) days following "Effective Date." Thereafter the list of Courses may be modified at least one hundred and twenty days (120) prior to the delivery of a Course. At least one-hundred twenty (120) days prior to the delivery of each Course, MCP will notify Caliber of (i) the type of Course to be offered, (ii) the length of the Course and dates and times the Course will be offered, (iii) the locations at which the Course will be offered, (iv) the enrollment and participation fees, (v) the related Course materials to be developed, MCP will be responsible for developing all content of such Course, selecting and training instructors, and developing (and distributing to all Caliber sites) and all of the supporting materials.

          3.2  Program Management. For each Course, Caliber shall provide
               ------------------
Program Management, which shall consist of the following activities: (i) Develop and/or define a marketing plan, including product positioning, suggested pricing and market execution, including recommendations on which Caliber sites and the number of sites to reserve for a particular Course; (ii) Coordinate and develop all product marketing (print, web based, and other mediums) and coordinate and develop all public relations activities necessary to enroll students and collect revenues; (iii) Assist with instructional design between MCP content developers and Caliber's Instructional Design team, including the development of a Course Template for each Course, which will enable an Instructor to provide stand-up Instruction; (iv) Provide sales training to all Channel Partners and designated MCP sales persons, including certain training materials; and (v) Coordinate student registration via Inbound toll-free numbers and web-based registration site; (vi) Manage all sales training, sales strategies, and sales activities of the Caliber channel sales force. Caliber agrees that through Program Management all marketing and sales training will be conducted by Caliber staff, Caliber agrees that the staff of five (5) will be dedicated full-time to the execution of the marketing and sales programs for MCP Courses. Such activity will include,

_________________________
/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

but not be limited to, conducting market research and developing and executing the direct mail campaigns necessary to drive Course registrations.

     Caliber shall use its best efforts to provide additional services at MCP's request, including but not limited to video roll-ins, enhanced video production, additional power points, slides, animation, voice-overs, software demos, creation of software labs, the loading of specialized software on file servers, or creation, loading and maintenance of software not which is not a part of the Caliber platform. Such additional services that are not included in Program Management shall be agreed upon by MCP and be performed on a work-for-hire basis and shall be invoiced to MCP at a mutually agreed price.

     Under Program Management, Caliber and MCP agree that MCP's primary responsibility will be the selection and development of Courses offered through the Caliber network.

          3.3  Format. Caliber shall format each Course so that it is suitable
               ------
for distance learning delivery via the Caliber network. MCP agrees to cooperate with Caliber and provide such assistance as Caliber may request for this purpose, including but not limited to timely providing of instructors at broadcast locations for training.

     Caliber agrees that it is responsible for the direction of high quality video and audio transmission of each Course and responsible for directing the presentation of each Course instructor and the interaction of all participants during each Course. Caliber agrees to make its best efforts to simulate the interaction between instructor and participants possible in one-to-one student-Instructor classes. Caliber also agrees to manage the transmission of all internet/intranet content during the Course. Caliber agrees that if audio, video, or internet/intranet transmission fail at anytime during the Course, so as to prevent the complete presentation of the Course, /*/

          3.4  Instructor Training. MCP shall select instructors, provide
               -------------------
training, and will to its best ability develop Courses in a consistent style and approach. Caliber shall make available to each instructor a room at the Baltimore Caliber Learning Center for one (1) day of training and will provide assistance in such 1-day training. Such room rental will be invoiced to MCP at Caliber's standard daily rate, and MCP shall also be solely responsible for any charges incurred by its use of studio time. Should MCP have a need for additional rehearsal time for instructor training, Caliber will use its best efforts to provide such facilities, and shall invoice MCP for additional facilities at a mutually agreed upon price.

          3.5  Marketing. Within thirty (30) days of the Effective Date, the
               ---------
parties shall mutually agree on a six (6) month Marketing plan, that shall include the Courses to be offered

________________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

during the following six (6) month period and the marketing activities necessary to support such Courses. The parties shall conduct a post-course audit for each Course to determine whether the Course met mutually established performance benchmarks.

     MCP agrees to support the marketing of each Course each year of this Agreement. Such support may include Direct Response Advertising, placement of advertising in MCP books, and reprinting of book covers to include the Caliber logo. All MCP marketing efforts are at the direction of MCP. Caliber agrees that under Program Management it is responsible for the direction and development of all marketing programs and MCP is responsible only for the execution of marketing promotions related directly to MCP book and software products and online services.

     Caliber agrees to provide the marketing activities set forth in Section 3.2 above, and MCP agrees to cooperate as necessary to assist Caliber with such activities, including, but not limited to providing speaker/instructor biographies and Course outlines one hundred and twenty (120) days prior to each Course's start date.

     4.   DELIVERY OF COURSES.
          --------------------

          4.1 Courses will be offered and delivered at those Caliber Learning Centers and other Caliber-authorized locations as the parties may mutually agree. The method or system by which Courses are to be delivered will be established by Caliber and for that purpose:

       A. Caliber will provide the software, including, without limitation, class interaction support software, necessary to deliver each Course.

       B. Caliber will provide the hardware components necessary to deliver each Course and create a two-way audio and video environment, including, without limitation, a satellite dish and integrated receiver decoder to receive the video and audio signals for each Course broadcast, and workstations, cameras, video monitors and related components necessary to support the terrestrial based return audio and video signals for each Course.

       C. Caliber will provide maintenance and related support services necessary to maintain the software and hardware components required for delivery of each Course.

       D. For delivery of each Course, Caliber will arrange to have a Caliber employee present at those locations offering that course. Such employees will be trained facilitators who will assist with Course delivery.

       E. MCP shall provide one instructor per Course broadcast and when MCP determines necessary provide sufficient subject matter experts who shall be proficient in the relevant subject matter and who can answer student questions via a help-desk format or e-mail format.

       F. Caliber will collect an evaluation from each participant at the end of each Course that (i) evaluates the MCP instruction and Course quality and (ii) describes all Caliber deliverables. Caliber will provide a summary and all original evaluations to MCP. MCP reserves the right to make changes to a Course as it deems necessary through information collected from Course evaluations.

       G. Caliber will provide its Broadcast Origination Equipment at one or more Caliber-compliant production studios. If MCP elects to use one of these studios, it shall only pay for the studio fees. If MCP elects to use a non Caliber-compliant studio, then it agrees to pay all Caliber's set up costs, daily studio fees, and the reasonable pre-approved travel expenses of Caliber personnel upon submission of adequate documentation evidencing the occurrence of such expenses.

       H. MCP shall make available electronic course content through its website, which shall be linked to the Caliber web site. All access to Course content will require use of a password, provided by MCP to Course attendees, provided to Course participants through payment of the total Course fee which shall include payment for the two-day Caliber sessions. Course book, and on-line access. The development and maintenance of the MCP web site shall be MCP's responsibility.

          4.2  Enrollment. Caliber shall be responsible for implementing an
               ----------
inbound toll-free registration process for each Course, and shall provide a web-based registration site by March 31, 1998. Caliber shall also be responsible for collecting all applicable Course fees, and shall deposit all collected Course fees in an interest-bearing account, with all interest earnings thereon /*/ . Caliber agrees to provide MCP once a week a report indicating the number of paid registrations per Caliber site where a Course is scheduled to be offered. If and when a scheduled site becomes full, Caliber agrees to notify MCP within forty-eight (48) hours. Caliber agrees to provide monthly to MCP a database of all participant information, including but not limited to names, addresses, phone, e-mail addresses, and positions. If MCP requests or Caliber conducts as a part of its obligations for Program Management market research to its list of participants, Caliber agrees to provide MCP with all information obtained through such research. Such participant and market research information shall be solely owned by MCP and shall be considered "Confidential Information" as defined in this Agreement.

          4.3  Additional Caliber Services. MCP may request certain other
               ---------------------------
services to be provided by Caliber, including catering, additional production, enhanced production, and

_________________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

additional assistance. Upon MCP's written request, Caliber shall provide an estimate of rates (based upon Caliber's standard rates) for all such requested services.

     5.   OWNERSHIP AND USE.
          ------------------

          5.1  MCP Ownership. Each Course in all media, all content developed by
               -------------
MCP in all forms originally developed by MCP and/or subsequently placed including any derivative works, and all proprietary rights therein, including, without limitation, copyright, trade secrets and patents, shall be owned by MCP. MCP understands and agrees that Caliber is not granting to MCP any proprietary rights in any Caliber Learning Center or any equipment, property, information or other materials used by Caliber to deliver each Course. Notwithstanding the foregoing, Caliber shall not have any ownership rights of any MCP materials used as content for a Course. Caliber hereby assigns to MCP the right to use without additional compensation in such MCP developed works or derivative works any content provided by or developed by Caliber.

          5.2  Exclusive Use.  Except as provided herein, neither party shall
               -------------
license, use or permit any use of any distance learning session produced through Caliber Learning Network pursuant to this Agreement and broadcast to Caliber Learning Network centers or portion thereof, including, without limitation, any derivative works (e.g. videotapes, CD-ROMS, Web/Internet products and/or sites), by any person or entity, without the express prior written consent and approval of the other party and if approved, any such use shall be on the terms and conditions and with the payments agreed to by the parties. Notwithstanding the foregoing, MCP maintains exclusive rights to its materials and property that are used as content for a Course, including, but not limited to, scripts written by the instructor to present the Course, printed materials, software, internet applications, and books related to the Course, and MCP can use all such materials in any manner, including for distance learning, provided that MCP cannot use the name Caliber on said materials without the express prior written consent of Caliber.

          5.3  Applications and Filings. MCP and Caliber may at their own
               ------------------------
expense make all necessary applications and filings, including patent and copyright registration and other legal protections, both U.S. and foreign, to protect their respective interests in the Courses.

          5.4  Confidentiality. (a) each party hereto (the "Disclosing Party")
               ---------------
will disclose to the other party ("Recipient") information in connection with the performance of this Agreement. All information disclosed by the Disclosing Party to the Recipient during the term of this Agreement, including but not limited to technical and business information relating to Disclosing Party's products, research and development, production, costs, engineering processes, profit or margin information, finances, customers, marketing and future business plans, shall be deemed "Confidential Information." All Confidential Information shall remain the sole property of Disclosing Party and Recipient shall have no rights to or in the Confidential Information. Recipient agrees that it shall hold the Confidential Information in strict confidence. Recipient further agrees that it shall not make any disclosure of the Confidential Information (including methods or concepts utilized in the Confidential Information) to anyone without the express written consent of Disclosing Party, except to employees, consults or agents to whom disclosure is necessary to the performance of this Agreement and who shall be bound by the terms hereof, or to the extent it is required to disclose such information in the context of any administrative or judicial proceeding; provided that prior written notice of such required disclosure and an opportunity to oppose or limit disclosure is given to Disclosing Party.

               (b)  Return of Information. After termination of this Agreement,
                    ---------------------
upon written request, Recipient shall return within ten (10) business days all originals and copies thereof of any requested Confidential Information disclosed by Disclosing Party which has been fixed in any tangible means of expression.

               (c)  Exceptions. Notwithstanding the other provisions of this
                    ----------
Agreement, nothing received by Recipient shall be considered to be Confidential Information of the other, if: (i) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (ii) it has been rightfully received by Recipient from a third party without confidentiality limitations; or(iii) it was known to Recipient prior to its first receipt by Recipient, as shown by files existing at the time of initial disclosure.

               (d)  No Disclosure of Terms of this Agreement. Each party agrees
                    ----------------------------------------
that, without the prior written consent of the other party, it will not disclose to any third party the material terms of this Agreement, except as required by law or regulatory body.

     6.   FEES/PAYMENT.
          -------------

          6.1  Course Delivery Fee. MCP agrees to pay Caliber a non-refundable,
               -------------------
non-cancelable, except as set forth herein, Course Delivery Fee of /*/, to cover Caliber's allocated network costs ("Delivery Fee"). For the purposes of this Agreement, a "Network Rental Day" shall be defined as rental of up to thirty (30) classrooms in a CLC for seven (7) network hours. Network hours shall be defined as that time during which actual audio-video broadcast of Course content takes place. If an unanticipated event occurs within thirty (30) days of delivery of the Course for either party, either party reserves the right to reschedule the "Network Rental Days" within sixty (60) days of the time the course was originally offered for no extra charge. In the event that Course demand exceeds thirty rooms per day or MCP desires to schedule additional capacity, it is agreed that Caliber will use its best efforts to provide such capacity at a rate of /*/ per additional classroom. Course Delivery Fees shall be payable sixty (60) days following the completion of a Course session.

____________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

          6.2  Minimum Volume Commitment: MCP agrees to develop a minimum of
               -------------------------
eight (8) Courses, during the first (1st) nine months of this Agreement. Such eight (8) courses shall be offered by MCP in any combination MCP decides upon so that MCP utilizes no less than forty (40) Network Rental Days during the first
(1st) nine (9) months of the Term. MCP understands and agrees that the minimum volume commitment for the first (1st) nine (9) months of the Agreement is to forty (40) Network Rental Days, but reserves the right to use the forty (40) Network Rental Days for any proportion of the eight (8) Courses developed. MCP shall give Caliber one-hundred twenty (120) days prior written notice regarding which Courses will be offered, desired date, locations, and specific number of classrooms. Caliber shall reserve such dates and locations, which will not be subject to scheduling preemption, except as set forth herein. In the event market demand warrants additional classrooms, Caliber will use best efforts to make available at a pro-rated rate.

     At the end of years one and two of this Agreement, the parties will mutually agree to minimum volume commitments for years two and three, respectively, if any, which in no event shall be less than the minimum volume commitment applicable for the prior nine (9) months.

     MCP reserves the right to sublicense its network time to its customers or to any affiliates. In the event MCP exercises its option to sublicense network time, Caliber reserves the right to adjust network pricing to its standard commercial rate.

     If MCP does not materially achieve the revenue targets projected in Attachment B, MCP reserves the right to terminate this Agreement, effective as of the end of the first (1st) nine (9) months of the term of this Agreement, with no further obligation to develop Course content for the Caliber Learning Network and/or to fulfill the terms of this Agreement. In addition, after the first (1st) nine (9) months of this Agreement, MCP also reserves the right to terminate this Agreement with ninety (90) days notice to Caliber with no further obligation to develop Course content for the Caliber Learning Network and/or to fulfill the terms of this Agreement. If MCP does not materially achieve the revenue targets projected in attachment B.

          6.3  Program Management Fee. For each Course, MCP shall pre-pay
               ----------------------
Caliber a Program Management Fee of /*/ per Course. Such fee will be pro-rated throughout the calendar year and shall be payable monthly according to the pro-rated amount.

          6.4  Audit.  Caliber and MCP shall each have reasonable rights during
               -----
normal business hours and upon reasonable prior notice to inspect, copy and audit the records of the other party concerning the Courses and other activities under this Agreement. In the event that the reviewing party discovers a discrepancy in excess of five percent (5%) between the revenues

___________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

or Additional Revenues actually paid to or collected by such party and the amount earned by such party, the other party shall pay any such difference; provided, however, that if such party disagrees with the reviewing party's determination, such party shall be entitled to engage an Independent firm of certified public accountants of national standing to perform an audit ("CPA Audit"). If the results of the CPA Audit confirm the discrepancy in excess of five percent (5%), payment to the aggrieved party shall be made as herein above set forth. Otherwise, no payments shall be made and the parties shall jointly bear the cost of the CPA Audit.

          6.5  Net Revenue/Income Distribution.  The parties mutually agree that
               -------------------------------
Caliber shall receive a /*/ ("Income Distribution") as defined in Table 1.1 below in consideration for its filling seventy-five Percent (75%) or more of the seats available for any single Course session with paid participants. Net Revenues shall be defined as gross revenues less and except commissions paid to channel partners, other discounts and promotions, and less the percent of gross revenues calculated according to the schedule in Table 1.1.

                                   Table 1.1

     Percent of Total Paid Participants
         Attending Courses Sessions          Income Distribution
                   75%                                /*/
                   80%                                /*/
                   85%                                /*/
                   90%                                /*/
                   95%                                /*/
                   100%                               /*/

_____________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

     One hundred percent (100%) shall mean /*/ paid participants and use of thirty (30) Caliber classrooms for every Course session during years one and two of this Agreement and shall mean /*/ paid participants and use of forty (40) classrooms for every Course session during year three of this Agreement. If Course pricing is discounted below /*/ per Course, MCP reserves the right to adjust the Income Distribution paid to Caliber accordingly, proportional to any retail adjustment.

     Caliber will collect all enrollment fees, will make required disbursements of fees and payments to third parties (e.g., book wholesalers), and then shall deduct and retain its enrollment fee of /*/ per enrollee. The remaining revenues shall be forwarded to MCP prior to MCP's fiscal month and close for the month when enrollment fees are collected. A schedule of MCP's 1998 month-end close dates is provided in Attachment C. Schedules for 1999 and 2000 fiscal month end dates will be provided in January of each respective year. When Caliber submits revenue to MCP, it shall provide a report indicating the exact calculation of net revenues including only those deductions allowed herein.

     6.6  Reselling MCP Books.  Both parties agree that for each Course offered,
          -------------------
all Course participants are required to purchase the relevant MCP Course book. Caliber shall be responsible for collecting all payment for and distributing all Course books to attendees of MCP-Caliber Courses and responsible for returning to MCP or a distributor chosen by MCP any Course books remaining after a Course because of cancellations or over shipment. Caliber shall receive the standard "Retail Discount" for all books distributed to Course attendees. Such titles shall be sold to Caliber at the "1998" Retailer Terms and Conditions," as such may be revised from time to time, attached herein.

     In addition to the distribution of Course books to all attendees of MCP-Caliber Courses, Caliber agrees to purchase during the first nine (9) month period and each twelve (12) month period thereafter of this Agreement no less than /*/ total Macmillan products per Caliber center for sale in all Caliber-owned centers operating during each year of this Agreement. Such titles will be sold to Caliber at the "1998" Retailer Terms and Conditions" attached herein (Attachment D).

_________________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

Caliber agrees to promote the selling of such products in all operating centers and to restock and stock new products throughout the term of the Agreement.

          6.7  Multimedia Product. It is agreed that during the contract the
               ------------------
parties may choose to jointly create multimedia products ("Multimedia Products") that augment the Courses and are sold through existing MCP retail channels and Caliber Learning Centers. The Multimedia Products may consist of a packaged offering including one or more of the following items: MCP Course book, CD ROMs and/or videotapes that supplement a Course, a registration tool allowing purchasers access to MCP's Zone, and assessment tool or access to assessment tools on-line. Caliber agrees to video tape each session of each MCP Course offered, to develop and edit all recorded video as directed by MCP, and to provide MCP with no less than six (6) hours of recorded video of each new Course offered. MCP agrees to pay Caliber /*/ . If MCP uses /*/ of the video content from a Course, MCP agrees to pay Caliber a royalty on all net sales for each Multimedia Product according to the royalty schedule in Table 1.2.

                                   Table 1.2

          Net Units                   Royalty
            1-500                       /*/
         5001-10,000                    /*/
         10,001-15,000                  /*/
         15,001-20,000                  /*/
          Above 20,001                  /*/

____________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

     MCP shall determine the appropriate price for each Multimedia Product. MCP and Caliber shall jointly own the copyright in and to any videotaped material used a Multimedia Product, and MCP may copy, reproduce, modify, manufacture, market, advertise, display, publish, distribute, rent, license, sell and use such Multimedia Products under any and all MCP trademarks, including after termination or expiration of this Agreement. MCP shall own all rights, title and interest in and to any Multimedia Product.

          6.8  Course Pricing. The parties agree that MCP shall determine all
               --------------
Course pricing.

          6.9  Channel Partner Commission. The parties agree that Caliber shall
               --------------------------
use its best efforts to pay a maximum commission of /*/ of the enrollment fee to authorized channel partners, who shall be authorized to market to and recruit potential Course enrollees. Caliber shall pay channel partners /*/ commission only when the channel partner is directly responsible for closing a paid registration.

          6.10 Payment Terms.  MCP shall pay Caliber the Program Management Fees
               -------------
sixty (60) days upon receipt of a Caliber invoice according to the pro-rated schedule as agreed upon in Section 6.3 above, which invoice shall be sent after Caliber receives the Course Notice described in Section 3.1 herein. Within fifteen (15) business days of receiving the Course Notice, Caliber shall notify MCP of any additional pre-approved fees related to the sales and marketing. MCP reserves the right to approve such services and agrees to pay such additional fees related to services sixty (60) days from invoicing. Caliber shall invoice MCP for the Course Delivery Fees upon the conclusion of each Course delivery. All above invoices shall be paid net sixty (60) days.

          6.11 Annual Cost Adjustments. The parties mutually agree that the
               -----------------------
costs and fees stated herein shall be annually adjusted to reflect annual adjustments in the Consumer Price Index (CPI). Such adjustments shall be effective sixty (60) days after the CPI has been published.

     7.   TERMINATION.
          -----------

          7.1 Either party may terminate this Agreement in the event of a material breach of the Agreement, upon sixty (60) days written notice to the other party setting forth the details of such material breach, such notice to be effective only if the party receiving the notice does not cure such breach within such sixty (60) day notice period.

______________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

          7.2 In the event either party to this Agreement shall become insolvent, shall make an assignment for the benefit of creditors, shall have a trustee on liquidation, appointed for it or a substantial part of its property, shall file a voluntary petition in bankruptcy, shall be the subject of an involuntary petition in bankruptcy, this Agreement shall automatically terminate without notice.

          7.3 Notwithstanding anything herein to the contrary, upon termination of this Agreement MCP shall continue to have the right to manufacture, publish, duplicate, market, promote, distribute, advertise and sell any Multimedia Products which have been jointly published or which are in the process of being jointly published prior to termination or expiration, for the full term of copyright and any renewals and extensions thereof and shall continue to have the right to use the Caliber Marks in connection therewith, subject to MCP's continuing obligation to pay Caliber its share of any royalties due from sales of the Multimedia Products. Any subsidiary rights Agreements for the Multimedia Products in force as of the date of termination (including without limitation foreign rights and translation agreements) shall continue in full force and effect for their full terms, including any extensions and renewals thereof (whether or not such extensions or renewals are effected prior or subsequent to the date of termination), subject to MCP's continuing obligation to pay Caliber its share of any royalties due from sales of the Multimedia Products.

     8.   WARRANTIES AND REPRESENTATIONS/INDEMNIFICATION.
          -----------------------------------------------

          8.1  Caliber warrants and represents that:

               (a) Caliber possesses full power and authority to enter into this Agreement and to fulfill its obligations hereunder and that it is financially and technically competent to perform its obligations hereunder, and agrees that any change in such status shall be immediately communicated in writing to MCP; and that performance of the terms of this Agreement and of Caliber's obligations hereunder shall not breach Caliber's charter or bylaw or any separate agreement by which Caliber is bound;

               (b) the work and services provided to MCP by Caliber will be its original work (except for material in the public domain or as to which permission has been obtained from the copyright owner); and

               (c) the Caliber learning Network, Program Management, and the software provided by Caliber will not contain any libelous or otherwise unlawful material or infringe any statutory or common law copyright, trademark or registered U.S. patent or otherwise infringe any personal or proprietary right of any person or entity.

          8.2  MCP warrants and represents that:

               (a) MCP possesses full power and authority to enter into this Agreement and to fulfill its obligations hereunder and that it is financially and technically competent to perform its obligations hereunder, and agrees that any change in such status shall be immediately communicated in writing to Caliber; and that performance of the terms of this Agreement and of MCP's obligations hereunder shall not breach MCPs charter or bylaw or any separate agreement by which MCP is bound;

               (b) the work and services provided to Caliber by MCP will be its original work (except for material in the public domain or as to which permission has been obtained from the copyright owner); and

               (c) the Courses, exclusive of any material provided by Caliber, will not contain any libelous or otherwise unlawful material or infringe any statutory or common law copyright, trademark or registered U.S. patent or otherwise infringe any personal or proprietary right of any person or entity.

          8.3  Indemnification by Caliber. Caliber shall indemnify, and hold MCP
               --------------------------
and its successors, assigns, agents, officers, directors and employees, harmless from and against any and all third party liabilities, obligations, losses, claims, damage, cost, charges or other expenses of every kind and character (including but not limited to reasonable attorneys' fees and court costs) which arise out of or result from any breach or alleged breach of any representation or warranty by Caliber hereunder, Caliber shall have the sole right to control the defense of any such claim and shall consult with MCP prior to settlement thereof and shall not agree to impose any obligation upon or admit any liability of the other party's rights without its prior written consent, such consent not unreasonably to be withheld. MCP agrees to provide reasonable assistance to Caliber at Caliber's expense, in the defense of same.

          8.4  Indemnification by MCP. MCP shall indemnify, and hold Caliber and
               ----------------------
its successors, assigns, agents, officers, directors and employees, harmless from and against any and all third party liabilities, obligations, losses, claims, damage, cost, charges or other expenses of every kind and character (including but not limited to reasonable attorneys' fees and court costs) which arise out of or result from a breach or alleged breach of and representation or warranty by MCP hereunder. MCP shall have the sole right to control the defense of any such claim and shall consult with Caliber prior to settlement thereof and shall not agree to impose any obligation upon or admit any liability of the other party's rights without its prior written consent, such consent not unreasonably to be withheld. Caliber agrees to provide reasonable assistance to MCP at MCP's expense, in the defense of same.

          8.5 NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, WHETHER FOR BREACH OF WARRANTY OR ANY OBLIGATION ARISING THEREFROM OR OTHERWISE, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) AND IRRESPECTIVE OF WHETHER THE PARTY HAS ADVISED OR HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. EACH

PARTY HEREBY WAIVES ANY CLAIMS THAT THESE EXCLUSIONS DEPRIVE SUCH PARTY OF AN ADEQUATE REMEDY.

     9.  INDEPENDENT CONTRACTORS.
         -----------------------

     Each party is appointed by the other party only for the purposes and to the extent set forth in this Agreement, and each party's relation to the other shall, during the period covered by this Agreement, be that of an independent contractor, and neither party has and shall not have any power, and neither party shall represent that such party has any power, to bind the other party, to assume or to create any obligation or responsibility, express or implied, on behalf of the other party or in its name. Both parties shall perform all duties hereunder in good faith, and shall avoid any conflicts of interest in the performance of their respective obligations hereunder.

     10.  APPLICABLE LAW.
          --------------

     This Agreement shall be deemed to have been made in the State of New York and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of New York, without regard to conflict of laws principles.

     11.  FORCE MAJEURE.
          -------------

     Neither party shall be liable for delay or failure in performance of any of its obligations under this Agreement when such delay or failure arises from events or circumstances beyond the reasonable control of such party (including, without limitation, acts of God, fire, flood, war, explosion, sabotage, terrorism, embargo, civil commotion, acts or omissions of any government entity, supplier delays, communications or power failure, equipment or software malfunction, or labor disputes); provided, however, that MCP shall use reasonable efforts to obtain substitute instructors in the event that the intended instructor for any Course is, for whatever reason, unable to attend as originally planned. In the event that a Course is canceled pursuant to the terms of this Section 11.0, the parties will use their best efforts to reschedule the Course. Enrollment brochures, forms and other registration materials will contain a statement to the effect that the subject Course may be canceled or re-scheduled due to circumstances beyond Caliber's and/or MCP's reasonable control and, except for a full refund of all amounts paid, neither Caliber nor MCP will have any liability to any participant. Course participants will be instructed to contact Caliber at its Web address in order to learn of any Course cancellations and/or reschedules.

     12.  WAIVER.
          ------

     No failure on the part of either party to exercise, no delay in exercising, and no Course of dealing with respect to any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     13.  ASSIGNMENT.
          ----------

     Neither party may assign this Agreement, or any part thereof, without the prior written approval of the other party, which approval shall not be unreasonably withheld. Caliber may, without the necessity of obtaining MCP's consent, assign its rights and obligations under this Agreement to a parent or wholly-owned subsidiary, provided that MCP is given prompt written notice of such assignment. Notwithstanding the foregoing, MCP may assign this Agreement to any MCP affiliate or in connection with a sale or transfer of all or substantially all of its business or assets.

     14.  GENERAL.
          -------

     This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and may only be changed or modified in writing signed by both parties. If any provision of this Agreement is held invalid, the validity of the remainder of this Agreement shall not be affected.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"CALIBER"                                    "MCP"
CALIBER LEARNING NETWORK, INC.               MACMILLAN PUBLISHING USA

By:__________________________                By:_______________________________
Title:_______________________                Title:____________________________

                                 ATTACHMENT A

                      1998 MCP-Caliber Suggested Courses

1. Windows Platform Strategy: Planning, Implementation, Support and Training Issues for Windows 98 and NT 5

2.   Upgrading and Supporting PC Hardware

3.   Upgrading and Supporting Networks

4. COBOL Programming for the 21st Century: Year 2000 Issues; legacy code migration, maintenance and integration; client/server COBOL; COBOL database programming; object-oriented COBOL

5.   Building, Upgrading, and Supporting Heterogeneous Networks in the
     Enterprise

6.   Network and Internet/Intranet Security

7.   Introduction to Cisco Routing

8.   Windows NT 5:  Introduction

Substitutes
-----------

 .    Windows NT 5:  Domain Naming Services*

 .    Windows NT 5:  Upgrading from Windows NT 4*

 .    Windows NT 5:  Active Directory*

 .    Cisco Routing and Switching

 .    Re-engineering Your Web Site: the latest in programming, navigational, and database tools to give your web site the functionality, design, and dependability required for your organization

*Pending the release of Windows NT 5, these courses may be scheduled and delivered in 1998 in place of others or held until 1999.

                                 ATTACHMENT B

MCP-CALIBER COURSE
PROJECTED REVENUES
FOR THE TWELVE MONTHS ENDED JANUARY 31, 1999

                     Feb     Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec    Jan    YTD
Enrollment Revenue
Book &                                                       /*/
On-Line
Revenue
Returns

TOTAL


MCP-CALIBER COURSE
PROJECTED REVENUES
FOR THE TWELVE MONTHS ENDED JANUARY 31, 2000


                         Feb     Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec    Jan    YTD
Enrollment Revenue
Book &                                                           /*/
On-Line
Revenue
Returns

TOTAL

MCP-CALIBER COURSE
PROJECTED REVENUES
FOR THE TWELVE MONTHS ENDED JANUARY 31, 2001

__________________________________________

* Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


                         Feb     Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec    Jan    YTD
Enrollment Revenue
Book &                                                           /*/
On-Line
Revenue
Returns

TOTAL

_________________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

                                 ATTACHMENT C

                          1998 MONTH-END CLOSE DATES

Period                  Month              Day                  # of Weeks
--------------------------------------------------------------------------------

 1                      JAN                24                    4
 2                      FEB                21                    4
 3                      MAR                28                    5

 4                      APR                25                    4
 5                      MAY                23                    4
 6                      JUN                27                    5

 7                      JUL                25                    4
 8                      AUG                22                    4
 9                      SEP                26                    5

10                      OCT                24                    4
11                      NOV                21                    4
12                      DEC                31                    5+

                                 ATTACHMENT D

                         Macmillan Computer Publishing
                          Macmillan General Reference
                      1998 Retailer Terms and Conditions

Discount Schedule:
For Resale Only

                                Discount is /*/
                      Macmillan Technical Publishing /*/

FREIGHT
Customers will have the option of choosing pre-paid freight on an annual basis, which will reduce their discount by up to /*/. Retailers can prepay product delivery, or returns delivery, or both, calculated at a rate of /*/ for product delivery in and /*/ for delivery of returns to Macmillan Publishing USA (MP).

The prepaid freight option applies only to ground transportation. To be eligible, customers must agree to use the MP minimum shipment weight.

ELECTRONIC DISCOUNTS
Electronic discounts will be separated by transaction type.
* Customers submitting purchase orders electronically (EDI transaction type 850 or PUBNET) will receive an additional /*/ discount.
* Customers using electronic invoicing (EDI transaction type 810) will receive an additional /*/ discount.

_______________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

RETAIL DISTRIBUTION CENTER DISCOUNT
An additional /*/ discount may be earned by meeting the following qualifications:

* Retailer must maintain a distribution center with truck-height loading and a receiving dock capable of receiving multiple cartons on a skid.
* Retailer must order in carton quantities, and/or allow orders to be rounded to the carton quantity.

SELL THROUGH INFORMATION DISCOUNT
An additional /*/ discount may be earned by providing Macmillan Computer Publishing (MCP)/Macmillan General Reference (MGR) sell through information electronically. For the purpose of qualifying for this discount, acceptable electronic formats will be defined as electronic spreadsheet or ASCII file delivered on a 3 1/4" diskette, or EDI transaction type 852. This information must be provided on a monthly basis by ISBN for all MCP and MGR titles, with remaining in-field inventory levels.

DIRECT FULFILLMENT GUIDELINES
These Terms and Conditions apply to customers who meet the MCP/MGR Direct Fulfillment Guidelines. A copy of the Direct Fulfillment Guidelines are available from your MCP or MGR sales representative.

RETURNS POLICY
Address for Returns

            4430 Airport Expressway
            Suite B
            Indianapolis, IN  46241

Products returned to a MP or Simon & Schuster/Prentice Hall facility other than the above address risk being destroyed without credit to the retailer's account.

LTL and full truck shipments will be refused without dock appointment.

_________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

All products returned are at account's risk and expense, unless the customer has chosen to trade /*/ of discount for pre-paid return freight as defined above.

product must be in resaleable condition, free of markings, labels, and security tags.

Any and all product which is not published by MP and is shipped by the customer to MP for any reason (including but limited to misdirected returns of other publishers' product) is subject to destruction by MP without notice and without any credit to the customer's account with MP. Notwithstanding the foregoing, MP may contact the customer to arrange for the prompt shipment to the customer of such non-MP product, in which case the customer shall bear and pay all risk of loss or damage and all expenses relating to any such shipment (including but not limited to the cost of freight and charges by MP for processing and handling such shipments).

CREDIT FOR RETURNS
Credits will be issued for product only - no cash refunds.

The bookseller will be credited for returns using the average discount given for MCP/MGR product purchases shipped during the previous year. This discount information will be available to the retailer by January 15 of each year until such time as the MCP/MGR Retailer Terms & Conditions state otherwise. The retailer may contact MP's Customer Service Department at 800-858-7674 for average discount information. MP will not give credit to dealers for MCP/MGR books purchased through distributors.

PERIOD OF ELIGIBILITY FOR RETURNS
New titles, not before 120 days from publication date; backlist, not before 90 days from invoice date.

STRIP COVER RETURNS
Strip covers are accepted for the following:

          Arco           All Product
          Lasser         All Product
          Frommers       Titles declared OP only

Both front and back covers of the product are required for customer credit.

___________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

If the customer receives damaged or defective goods from MP, the retailer should contact MP Customer Service or the MCP or MGR Sales Representative.

PACKAGING AND SHIPPING GUIDELINES
Additional information regarding the handling, packaging, and shipping requirements for returning product to MP is published in a document titled "Macmillan Computer Publishing, Macmillan General Reference Packaging and Shipping Guidelines for Customer Returns." Please contact MP Customer Service or a MCP or MGR Sales Representative if a copy of these guidelines is required.

TERMS
Net 30 days, F.O.B. point of shipment. Payment terms based on a customer receipt are standard terms reduced by 15 days.

                         Macmillan Computer Publishing
                          Macmillan General Reference
                     Packaging and Shipping Guidelines For
                               Customer Returns

The following is a guide for preparing documents and products returned to Macmillan Publishing USA (MP).

SHIPPING METHOD
LTL and full truck shipments require carriers to obtain dock appointments. Shipments without appointments will be refused. Appointments are obtained by calling (317) 705-6370 or (317) 705-6380. Small package returns do not require appointments.

ADDRESS
Returns must be sent to the following address:

     4430 Airport Expressway
     Suite B
     Indianapolis, IN  46241

Products returned to a MP or Simon & Schuster/Prentice Hall facility other than the above address risk being destroyed without credit to the customer's account.

REQUIRED DOCUMENTS
* Standard Bill of Lading which includes skid count, carton count, weight of shipment, shipper name and address and customer reference number.
* Standard Packing Slip which includes carrier, customer name and address, customer reference number, customer original PO#, MP invoice #, carton count information, ISBN #, ISBN description, quantity per ISBN, retail price per ISBN, customer cost per ISBN, extended dollar value of ISBN, total quantity returning, and total dollars of return.
* Special Handling: Please make sure when returning bundled product you use the bundle ISBN and the quantity of one unit per bundle.

REQUIRED PACKAGING
All material must be packaged on corrugated cartons. Carton size should be fitted for product size. Packing material should be used to secure product from movement within the carton.

All cartons should be labeled or identified with the customer name and reference/credit number. If more than one carton, all cartons should be labeled with corresponding 1 of X information.

Shipments requiring pallet loading should use a standard 40 X 48 pallet. All pallet and gaylord shipments must be clearly marked with pallet/gaylord tags as to reference/credit number. The reference/credit number is crucial for correct posting to accounts.

A carton, pallet or gaylord must not contain multiple reference/credit numbers.

NON-CONFORMING PRODUCT
MCP/MGR product not conforming to these return guidelines will be shipped back to the customer at the customer's expense or destroyed at the customer's request. Any and all product which is not published by MP and is shipped by the customer to MP for any reason (including but not limited to misdirected returns of other publishers' product) is shipped to destruction by MP without notice and without any credit to the customer's account with MP. Notwithstanding the foregoing, MP may contact the customer to arrange for the prompt shipment to the customer of such non-MP product, in which case the customer shall bear and pay all risk of loss or damage and all expenses relating to any such shipment (including but not limited to the cost of freight and charges by MP for processing and handling such shipments).